EXHIBIT (j)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of the William Blair Funds in the Registration Statement (Form N-1A) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 84 to the Registration Statement under the Securities Act of 1933
(Registration No. 33-17463).

/s/ ERNST & YOUNG LLP

Chicago, Illinois

December 9, 2011